SLM Private Credit Student Loan Trust 2002-A
Quarterly Servicing Report
Report Date: 11/30/2005    Collection Period: 9/1/05-11/30/05

I. Deal Parameters

A	Student Loan Portfolio Characteristics				08/31/2005	Activity	11/30/2005
	i	Portfolio Balance			$578,617,201.51	$(13,134,181.14)	$565,483,020.37
	ii	Interest to be Capitalized			6,250,949.46		5,573,144.77

	iii	Total Pool			$584,868,150.97		$571,056,165.14

	iv	Cash Capitalization Account (CI)			40,178,192.00		—

	v	Asset Balance			$625,046,342.97		$571,056,165.14

	i	Weighted Average Coupon (WAC)			6.958%		7.456%
	ii	Weighted Average Remaining Term			171.20		170.11
	iv	Number of Loans			61,338		59,852
	v	Number of Borrowers			41,465		40,385

	vi	Prime Loans Outstanding			$513,038,589.48		$501,440,029.51
	vii	T-bill Loans Outstanding			$71,217,202.51		$68,994,256.23
	viii	Fixed Loans Outstanding			$612,358.98		$621,879.40

						% of		% of
B	Notes		Cusips	Spread	Balance 9/15/05	O/S Securities**	Balance 12/15/05	O/S Securities**
	i	A-1 Notes	78443CAA2	0.150%	$223,576,091.41	36.626%	$169,585,913.58	30.477%
	ii	A-2 Notes	78443CAB0	0.550%	328,419,000.00	53.801%	328,419,000.00	59.021%
	iii	B Notes	78443CAC8	0.850%	23,742,000.00	3.889%	23,742,000.00	4.267%
	iv	C Notes	78443CAD6	1.700%	34,699,000.00	5.684%	34,699,000.00	6.236%

	v	Total Notes			$610,436,091.41	100.000%	$556,445,913.58	100.000%

C	Account and Asset Balances				09/15/2005		12/15/2005
	i	Specified Reserve Account Balance ($)			$1,725,836.00		$1,725,836.00
	ii	Reserve Account Balance ($)			$1,725,836.00		$1,725,836.00
	iii	Cash Capitalization Acct Balance ($)			$40,178,192.00		$—

	iv	Initial Asset Balance			$730,512,578.11		$730,512,578.11
	v	Specified Overcollateralization Amount			$14,610,251.56		$14,610,251.56
	vi	Actual Overcollateralization Amount			$14,610,251.56		$14,610,251.56

	vii	Has the Stepdown Date Occurred? *			No		No

D	General Trust Information
	i	Indenture Trustee		JPMorgan Chase Bank		iii Servicer		Sallie Mae, Inc.
	ii	Administrator		Sallie Mae, Inc.		iv Swap Counterparty		Merril Lynch DP

		Initial Pool Balance		$690,334,386.11

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero, or September 17, 2007. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.
**	Percentages may not total 100% due to rounding

II. 2002-A Transactions from: 09/01/2005 through: 11/30/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$13,577,021.83
	ii	Purchases by Servicer (Delinquencies >180)	2,982,660.81
	iii	Other Servicer Reimbursements	54.26
	iv	Other Principal Reimbursements	71,003.37

	v	Total Principal Collections	$16,630,740.27

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	(3,391,629.15)
	iii	Capitalized Insurance Fee	(105,247.06)
	iv	Other Adjustments	317.08

	v	Total Non-Cash Principal Activity	$(3,496,559.13)

C	Total Student Loan Principal Activity		$13,134,181.14

D	Student Loan Interest Activity
	i	Interest Payments Received	$7,473,543.99
	ii	Purchases by Servicer (Delinquencies >180)	158,961.87
	iii	Other Servicer Reimbursements	0.13
	iv	Other Interest Reimbursements	1,365.65
	v	Late Fees	90,039.78
	vi	Collection Fees	0.00

	vii	Total Interest Collections	$7,723,911.42

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	3,391,629.15
	iii	Other Interest Adjustments	92.98

	iv	Total Non-Cash Interest Adjustments	$3,391,722.13

F	Total Student Loan Interest Activity		$11,115,633.55

III. 2002-A Collection Account Activity 09/01/2005 through: 11/30/2005

A	Principal Collections
	i	Principal Payments Received	$13,419,059.84
	ii	Consolidation Principal Payments	157,961.99
	iii	Purchases by Servicer (Delinquencies >180)	2,982,660.81
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	54.26
	vi	Other Re-purchased Principal	71,003.37

	vii	Total Principal Collections	$16,630,740.27

B	Interest Collections
	i	Interest Payments Received	$7,472,850.77
	ii	Consolidation Interest Payments	693.22
	iii	Purchases by Servicer (Delinquencies >180)	158,961.87
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	0.13
	vi	Other Re-purchased Interest	1,365.65
	viii	Collection Fees/Return Items	0.00
	ix	Late Fees	90,039.78

	x	Total Interest Collections	$7,723,911.42

C	Recoveries on Realized Losses		$—

D	Funds Borrowed from Next Collection Period		$—

E	Funds Repaid from Prior Collection Periods		$—

F	Investment Income		$521,170.31

G	Borrower Incentive Reimbursements		$79,666.86

H	Swap Receipt, Merril Lynch DP		$5,018,800.00

I	Other Deposits		$83,181.23

	TOTAL FUNDS RECEIVED		$30,057,470.09

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(672,485.84)

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$29,384,984.25

J	Amount Released from Cash Capitalizaton Account		$40,178,192.00

K	AVAILABLE FUNDS		$69,563,176.25

L	Servicing Fees Due for Current Period		$332,195.55

M	Carryover Servicing Fees Due		$—

N	Administration Fees Due		$20,000.00

O	Total Fees Due for Period		$352,195.55

IV. 2002-A Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Initial Pool	08/31/2005	11/30/2005

		December 16, 2002 to September 15, 2007	15%	$103,550,157.90	$103,550,157.90
		December 17, 2007 to September 15, 2010	18%
		December 15, 2010 and thereafter	20%

	ii	Cumulative Realized Losses (Net of Recoveries)		$—	$—

	iii	Is Test Satisfied (ii < i)?		Yes	Yes

B	i	Recoveries on Realized Losses This Collection Period
	ii	Principal Cash Recovered During Collection Period		$—	$—
	iii	Interest Cash Recovered During Collection Period		$—	$—
	iv	Late Fees and Collection Costs Recovered During Collection Period		$—	$—

	v	Total Recoveries for Period		$—	$—

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$15,785,606.42	$18,768,267.23
	iii	Cumulative Interest Purchases by Servicer		659,274.23	818,236.10

	iv	Total Gross Defaults:		$16,444,880.65	$19,586,503.33

V. 2002-A Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005
INTERIM:
In School	6.894%	7.403%	991	876	1.616%	1.464%	$8,092,455.70	$7,143,305.79	1.399%	1.263%
Grace	6.559%	6.925%	1,642	1,096	2.677%	1.831%	$15,074,411.71	$10,451,780.10	2.605%	1.848%
Deferment	6.995%	7.464%	4,855	5,179	7.915%	8.653%	$42,364,985.34	$45,026,707.00	7.322%	7.963%

TOTAL INTERIM	6.882%	7.367%	7,488	7,151	12.208%	11.948%	$65,531,852.75	$62,621,792.89	11.326%	11.074%
REPAYMENT
Active
Current	6.881%	7.388%	48,048	46,537	78.333%	77.753%	$450,108,591.30	$436,564,470.29	77.790%	77.202%
31-60 Days Delinquent	7.454%	7.990%	1,139	1,125	1.857%	1.880%	$10,665,927.12	$10,533,786.86	1.843%	1.863%
61-90 Days Delinquent	7.834%	8.389%	520	337	0.848%	0.563%	$4,578,762.22	$3,176,160.22	0.791%	0.562%
91-120 Days Delinquent	8.336%	8.914%	396	182	0.646%	0.304%	$3,661,507.75	$1,539,370.71	0.633%	0.272%
121-150 Days Delinquent	8.043%	8.389%	256	134	0.417%	0.224%	$2,166,640.64	$1,345,939.94	0.374%	0.238%
151-180 Days Delinquent	8.430%	8.677%	123	77	0.201%	0.129%	$1,140,199.15	$549,655.61	0.197%	0.097%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
Forbearance	7.482%	7.911%	3,368	4,309	5.491%	7.199%	$40,763,720.58	$49,151,843.85	7.045%	8.692%

TOTAL REPAYMENT	6.968%	7.467%	53,850	52,701	87.792%	88.052%	$513,085,348.76	$502,861,227.48	88.674%	88.926%

GRAND TOTAL	6.958%	7.456%	61,338	59,852	100.000%	100.000%	$578,617,201.51	$565,483,020.37	100.000%	100.000%

*	Percentages may not total 100% due to rounding

VI. 2002-A Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- Signature Loans	7.472%	35,181	$284,075,667.05	50.236%
- Law Loans	8.179%	11,961	129,164,767.33	22.841%
- Med Loans	6.614%	7,141	74,878,957.53	13.242%
- MBA Loans	7.000%	5,569	77,363,628.46	13.681%

- Total	7.456%	59,852	$565,483,020.37	100.000%

*	Percentages may not total 100% due to rounding

VII. 2002-A Swap

				Merrill Lynch DP
Swap Payments				Swap Calculation
i	Notional Swap Amount - Aggregate Prime Loans Outstanding			$513,038,589.48

Counterparty Pays:
ii	3 Month Libor			3.87000%
iii	Gross Swap Receipt Due Trust			$5,018,800.00
iv	Days in Period	09/15/2005	12/15/2005	91

SLM Private Credit Trust Pays:
v	Prime Rate (WSJ) Less	2.7000%		3.80000%
vi	Gross Swap Payment Due Counterparty			$4,860,513.54
vii	Days in Period	09/15/2005	12/15/2005	91

VIII. 2002-A Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.010161667	9/15/05-12/15/05	4.02000%
B	Class A-2 Interest Rate	0.011172778	9/15/05-12/15/05	4.42000%
C	Class B Interest Rate	0.011931111	9/15/05-12/15/05	4.72000%
D	Class C Interest Rate	0.014079722	9/15/05-12/15/05	5.57000%

IX. 2002-A Inputs From Prior Period 08/31/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$578,617,201.51
	ii	Interest To Be Capitalized	6,250,949.46

	iii	Total Pool	$584,868,150.97
	iv	Cash Capitalization Account (CI)	40,178,192.00

	v	Asset Balance	$625,046,342.97

B	Total Note and Certificate Factor		0.839826200
C	Total Note Balance		$610,436,091.41

D	Note Balance 09/15/2005		Class A-1	Class A-2	Class B	Class C

	i	Current Factor	0.657576700	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$223,576,091.41	$328,419,000.00	$23,742,000.00	$34,699,000.00

F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00

H	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
I	Unpaid Administration fees from Prior Quarter(s)		$0.00
J	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00

X. 2002-A Note Parity Triggers

		Class A	Class B	Class C

Notes Outstanding	9/15/05	$551,995,091	$575,737,091	$610,436,091
Asset Balance	8/31/05	$625,046,343	$625,046,343	$625,046,343

Pool Balance	11/30/05	$571,056,165	$571,056,165	$571,056,165
Amounts on Deposit*	12/15/05	58,409,209	58,125,940	57,637,388
Total		$629,465,374	$629,182,106	$628,693,553

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$73,051,251.56
Specified Class A Enhancement		$85,658,424.77	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amoun

Class B Enhancement		$49,309,251.56
Specified Class B Enhancement		$57,819,436.72	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$14,610,251.56
Specified Class C Enhancement		$17,131,684.95	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

* Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XII Items B through E for the Class A, B through G for the Class B and B through I for the Class

XI. 2002-A Cash Capitalization Account

Cash Capitalization Account Balance as of Collection End Date	11/30/2005	$40,178,192.00
Less: Excess of Trust fees & Note interest due over Available Funds	12/15/2005	$—
Less: Other Transfer to the Collection Account		$40,178,192.00

Cash Capitalization Account Balance (CI)*		$—

* as defined under “Asset Balance” on page S-62 of the prospectus supplement

XII. 2002-A Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	09/15/2005	$551,995,091.41
	iii	Asset Balance	11/30/2005	$571,056,165.14

	iv	First Priority Principal Distribution Amount	12/15/2005	$—
				—
	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	09/15/2005	$575,737,091.41
	vii	Asset Balance	11/30/2005	$571,056,165.14
	viii	First Priority Principal Distribution Amount	12/15/2005	$—

	ix	Second Priority Principal Distribution Amount	12/15/2005	$4,680,926.27
				—
	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	09/15/2005	$610,436,091.41
	xii	Asset Balance	11/30/2005	$571,056,165.14
	xiii	First Priority Principal Distribution Amount	12/15/2005	$—
	xiv	Second Priority Principal Distribution Amoun	12/15/2005	$4,680,926.27

	xv	Third Priority Principal Distribution Amount	12/15/2005	$34,699,000.00

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	09/15/2005	$610,436,091.41
	ii	Asset Balance	11/30/2005	$571,056,165.14
	iii	Specified Overcollateralization Amount	12/15/2005	$14,610,251.56
	iv	First Priority Principal Distribution Amount	12/15/2005	$—
	v	Second Priority Principal Distribution Amoun	12/15/2005	$4,680,926.27
	vi	Third Priority Principal Distribution Amount	12/15/2005	$34,699,000.00
	vii	Regular Principal Distribution Amount		$14,610,251.56

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No
	ii	Aggregate Class A Notes Outstanding	09/15/2005	$551,995,091.41
	iii	Asset Balance	11/30/2005	$571,056,165.14
	iv	85% of Asset Balance	11/30/2005	$485,397,740.37
	v	Specified Overcollateralization Amount	12/15/2005	$14,610,251.56
	vi	Lesser of (iii) and (ii - iv)		$485,397,740.37
	vii	Class A Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$53,990,177.83
	viii	Class A Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No
	ii	Aggregate Class B Notes Outstanding	09/15/2005	$23,742,000.00
	iii	Asset Balance	11/30/2005	$571,056,165.14
	iv	89.875% of Asset Balance	11/30/2005	$513,236,728.42
	v	Specified Overcollateralization Amount	12/15/2005	$14,610,251.56
	vi	Lesser of (iii) and (ii - iv)		$513,236,728.42
	vii	Class B Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
	viii	Class B Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No
	ii	Aggregate Class C Notes Outstanding	09/15/2005	$34,699,000.00
	iii	Asset Balance	11/30/2005	$571,056,165.14
	iv	97% of Asset Balance	11/30/2005	$553,924,480.19
	v	Specified Overcollateralization Amount	12/15/2005	$14,610,251.56
	vi	Lesser of (iii) and (ii - iv)		$553,924,480.19
	vii	Class C Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
	viii	Class C Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

XIII. 2002-A Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F)		$69,563,176.25	$69,563,176.25

B	Primary Servicing Fees-Current Month plus any Unpaid		$332,195.55	$69,230,980.70

C	Quarterly Administration Fee plus any Unpaid		$20,000.00	$69,210,980.70

D	Gross Swap Payment, Merril Lynch DP		$4,860,513.54	$64,350,467.16

E	i	Class A-1 Noteholders’ Interest Distribution Amount	$2,271,905.72	$62,078,561.44
	ii	Class A-2 Noteholders’ Interest Distribution Amount	$3,669,352.51	$58,409,208.93

F	First Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$58,409,208.93

G	Class B Noteholders’ Interest Distribuition Amount		$283,268.44	$58,125,940.49

H	Second Priority Principal Distribution Amount — Principal Distribution Account		$4,680,926.27	$53,445,014.22

I	Class C Noteholders’ Interest Distribuition Amount		$488,552.28	$52,956,461.94

J	Third Priority Principal Distribution Amount — Principal Distribution Account		$34,699,000.00	$18,257,461.94

K	Increase to the Specified Reserve Account Balance		$0.00	$18,257,461.94

L	Regular Principal Distribution Amount — Principal Distribution Account		$14,610,251.56	$3,647,210.38

M	Carryover Servicing Fees		$0.00	$3,647,210.38

N	Swap Termination Payments		$0.00	$3,647,210.38

O	Additional Principal Distribution Amount — Principal Distribution Account		$0.00	$3,647,210.38

P	Remaining Funds to the Certificateholders		$3,647,210.38	$0.00

XIV. 2002-A Principal Distribution Account Allocations

				Remaining
				Funds Balance
A	Total from Collection Account		$53,990,177.83	$53,990,177.83

B	i	Class A-1 Principal Distribution Amount Paid	$53,990,177.83	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Distribution Paid		$0.00	$0.00

F	Remaining Class B Distribution Paid		$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00

XV. 2002-A Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class B	Class C
	i	Quarterly Interest Due		$2,271,905.72	$3,669,352.51	$283,268.44	$488,552.28
	ii	Quarterly Interest Paid		2,271,905.72	3,669,352.51	283,268.44	488,552.28

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount		$53,990,177.83	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid		53,990,177.83	0.00	0.00	0.00

	ix	Difference		$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$56,262,083.55	$3,669,352.51	$283,268.44	$488,552.28

B	Note Balances			09/15/2005	Paydown Factors	12/15/2005
	i	A-1 Note Balance	78443CAA2	$223,576,091.41		$169,585,913.58
		A-1 Note Pool Factor		0.657576700	0.158794600	0.498782100

	ii	A-2 Note Balance	78443CAB0	$328,419,000.00		$328,419,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	B Note Balance	78443CAC8	$23,742,000.00		$23,742,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	C Note Balance	78443CAD6	$34,699,000.00		$34,699,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

XVI. 2002-A Historical Pool Information

							2004	2003	2002
			9/1/05-11/30/05	6/1/05-8/31/05	3/1/05-5/31/05	12/1/04-2/28/05	12/1/03-11/30/04	12/1/02-11/30/03	8/26/02-11/30/02

Beginning Student Loan Portfolio Balance			$578,617,201.51	$593,816,852.85	$607,507,705.96	$616,865,656.01	$648,773,639.91	$669,262,882.23	$663,415,806.01

	Student Loan Principal Activity
	i	Principal Payments Received	$13,577,021.83	$15,242,001.30	$14,256,632.00	$12,884,107.28	$43,778,007.75	$40,774,111.16	$9,045,364.96
	ii	Purchases by Servicer (Delinquencies >180)	2,982,660.81	3,089,164.98	2,232,338.35	2,524,884.77	$6,280,306.90	$1,613,577.68	45,333.74
	iii	Other Servicer Reimbursements	54.26	—	95.62	72.02	$503.08	$11,718.71	85.42
	iv	Seller Reimbursements	71,003.37	10,464.81	11,641.47	24,985.40	27,492.47	95,970.94	166,322.44

	v	Total Principal Collections	$16,630,740.27	$18,341,631.09	$16,500,707.44	$15,434,049.47	$50,086,310.20	$42,495,378.49	$9,257,106.56
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	(3,391,629.15)	(3,085,220.29)	(2,738,658.11)	(5,549,563.83)	(16,871,460.38)	(18,535,453.73)	(13,326,412.85)
	iii	Capitalized Insurance Fee	$(105,247.06)	$(57,291.89)	$(72,121.51)	$(537,638.77)	(1,276,966.38)	(1,905,113.32)	$(1,706,229.57)
	iv	Other Adjustments	317.08	532.43	925.29	11,103.18	(29,899.54)	(1,565,569.12)	(71,540.36)

	v	Total Non-Cash Principal Activity	$(3,496,559.13)	$(3,141,979.75)	$(2,809,854.33)	$(6,076,099.42)	$(18,178,326.30)	$(22,006,136.17)	$(15,104,182.78)

(-)	Total Student Loan Principal Activity		$13,134,181.14	$15,199,651.34	$13,690,853.11	$9,357,950.05	$31,907,983.90	$20,489,242.32	$(5,847,076.22)

	Student Loan Interest Activity
	i	Interest Payments Received	$7,473,543.99	$7,214,576.44	$6,854,433.13	$5,978,213.98	$19,896,179.25	$18,140,445.85	$3,704,616.78
	ii	Repurchases by Servicer (Delinquencies >180	158,961.87	146,553.61	102,460.82	108,955.48	$260,067.22	$40,435.23	801.87
	iii	Other Servicer Reimbursements	0.13	—	5.36	1.21	$33.62	$317.62	14.58
	iv	Seller Reimbursements	1,365.65	5.59	47.81	1,121.28	$361.34	$3,351.04	10,055.09
	v	Late Fees	90,039.78	104,132.32	118,145.58	94,968.50	305,199.70	243,663.51	53,062.07
	vi	Collection Fees	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	viii	Total Interest Collections	7,723,911.42	7,465,267.96	7,075,092.70	6,183,260.45	$20,461,841.13	$18,428,213.25	3,768,550.39

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	3,391,629.15	3,085,220.29	2,738,658.11	5,549,563.83	$16,871,460.38	$18,535,453.73	13,326,412.85
	iii	Other Interest Adjustments	92.98	(186.15)	(276.17)	1,692.74	27,784.97	1,488,353.45	67,264.86

	iv	Total Non-Cash Interest Adjustments	$3,391,722.13	$3,085,034.14	$2,738,381.94	$5,551,256.57	$16,899,245.35	$20,023,807.18	$13,393,677.71

	v	Total Student Loan Interest Activity	$11,115,633.55	$10,550,302.10	$9,813,474.64	$11,734,517.02	$37,361,086.48	$38,452,020.43	$17,162,228.10

(=)	Ending Student Loan Portfolio Balance		$565,483,020.37	$578,617,201.51	$593,816,852.85	$607,507,705.96	$616,865,656.01	$648,773,639.91	$669,262,882.23
(+)	Interest to be Capitalized		$5,573,144.77	$6,250,949.46	$6,900,121.80	$7,179,457.18	$10,104,249.68	$15,890,518.90	$21,024,060.14

(=)	TOTAL POOL		$571,056,165.14	$584,868,150.97	$600,716,974.65	$614,687,163.14	$626,969,905.69	$664,664,158.81	$690,286,942.37

(+)	Cash Capitalization Account Balance (CI)		$—	$40,178,192.00	$40,178,192.00	$40,178,192.00	$40,178,192.00	$40,178,192.00	$40,178,192.00

(=)	Asset Balance		$571,056,165.14	$625,046,342.97	$640,895,166.65	$654,865,355.14	$667,148,097.69	$704,842,350.81	$730,465,134.37

XVII. 2002-A Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR*

Dec-02	$690,286,942	2.47%

Mar-03	$683,893,653	2.55%

Jun-03	$677,657,756	2.19%

Sep-03	$670,917,772	1.99%

Dec-03	$664,664,159	1.80%

Mar-04	$657,168,599	1.78%

Jun-04	$647,926,122	1.79%

Sep-04	$638,223,883	1.82%

Dec-04	$626,969,906	1.94%

Mar-05	$614,687,163	2.11%

Jun-05	$600,716,975	2.30%

Sep-05	$584,868,151	2.55%

Dec-05	$571,056,165	2.67%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.